Exhibit 10.1

                    AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

         This AMENDMENT NO. 3 made as of the 30th day of May, 2002, to the Employment Agreement made as of the 20th day of November, 1998 (as amended, the "Agreement"), between UNITED RETAIL GROUP, INC., a Delaware corporation, with principal offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662-6563 and RAPHAEL BENAROYA, residing at 179 Lincoln Street, Englewood, NJ 07631.

         WHEREAS, the Executive has been employed by the Company as its Chairman of the Board, President and Chief Executive Officer;

         WHEREAS, the Company desires to continue the services of the Executive, and the Executive desires to continue to provide such services to the Company, on the terms set forth in the Agreement; and

         WHEREAS, the provisions of this Amendment were recommended by the Compensation Committee of the Company's Board of Directors on May 30, 2002 and approved by the Company's Board of Directors on May 30, 2002 with the Executive abstaining.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. A Section 14(i) shall be added to the Agreement reading in its entirety as follows:

         "The definition in Section 4(a) to the contrary notwithstanding, the term `Base Salary' for purposes of Section 14(c) and Section 14(d) shall include both the base salary drawn by the Executive and any additional amount of base salary that he may have been entitled to draw pursuant to the terms of this Agreement but that he shall not have drawn. For example, during Fiscal 2002, `Base Salary' for purposes of Section 14(c) and Section 14(d) shall be deemed to be $633,000 per annum."

2.  All the other provisions of the Agreement shall remain in force unchanged.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in Rochelle Park, New Jersey, in duplicate originals on May 30, 2002.

                                       UNITED RETAIL GROUP, INC.


                                       By: /s/ George R. Remeta
                                           --------------------------------
                                       Name:  George R. Remeta
                                       Title: Chief Administrative Officer


                                       /s/ Raphael Benaroya
                                       ------------------------------------
                                       Raphael Benaroya

RB Amend No 3
KPC:jmt